UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2007

IT GROUP HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

001-14883 (Commission File Number)	16-1728655 (IRS Employer Identification No.)	Nevada (State or Other Jurisdiction of Incorporation)

201 South Biscayne Boulevard, 28th Floor
Miami, Florida 33131

(Address of Principal Executive Offices)
(Zip Code)

(011) 44 207 216-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Removal of Chief Executive Officer

Effective September 11, 2007, our Board of Directors for cause removed Charlie Yiasemis as our Chief Executive Officer and as a director. The basis for our Board’s removal of Mr. Yiasemis was his refusal as the Company’s Chief Executive Officer to proceed with an agreement for an equity financing required by the Company, which agreement and financing had been approved by the Board of Directors.

On September 13, 2007, our Board of Directors authorized and completed the removal of the directors (including Mr. Yiasemis) of our U.K. subsidiary, Internet Telecommunications Plc, and elected new directors for that company. The new directors of our subsidiary suspended Mr. Yiasemis as Chief Executive Officer of the subsidiary and elected new officers for that company.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT GROUP HOLDINGS INC.

By:	/s/Fredrik Verkroost
Name:	Fredrik Verkroost
Title:	Chairman

Date: September 17, 2007